                                                                    Exhibit 7(f)

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") made as of February
21, 2006, by and among ELBIT VISION SYSTEMS LTD. (the "COMPANY") and
MIVTACH-SHAMIR HOLDINGS LTD. ("MIVTACH").

                              W I T N E S S E T H:

     WHEREAS, the Company and Mivtach are parties to that certain Agreement dated January 2, 2006 (the "LEAD AGREEMENT") pursuant to which Mivtach has have agreed to provide the Company with a loan in consideration for the Company issuing Mivtach (i) a Convertible Note (the "NOTE") which is convertible into six million (6,000,000) Ordinary Shares of the Company (the "NOTE SHARES"); and
(ii) a warrant (the "WARRANT") to purchase up to four million (4,000,000)
Ordinary Shares of the Company (the "WARRANT SHARES" and together with the Note
Shares, the "LOAN SHARES"); and

     WHEREAS, concurrently with the consummation of the Lead Agreement, Mivtach has agreed to purchase an aggregate of two million nine hundred thirty nine thousand one hundred ninety two (2,939,192) Ordinary Shares of the Company from certain shareholders of the Company (the "SCAN SHARES"); and

     WHEREAS, in order to induce Mivtach to execute and deliver the Lead
Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT").

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

     1.  REGISTRATION OF SCAN SHARES.

     (a) Within sixty (60) days of the Closing Date (as defined in the Lead
Agreement), the Company shall file with the United States Securities and
Exchange Commission (the "SEC") a registration statement under the 1933 Act with respect to the registration of the Scan Shares (the "SCAN REGISTRATION
STATEMENT") and use its best efforts to keep such registration statement effective until the date on which Mivtach has sold all the Scan Shares covered by the Scan Registration Statement (the "SCAN REGISTRATION PERIOD") .

     (b) The Company shall prepare and file with the SEC such amendments and supplements to the Scan Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Scan Registration Statement effective at all times during the Scan Registration Period.

     (c) The Company shall furnish to Mivtach such number of copies of prospectuses and such other documents as Mivtach may reasonably request, in order

to facilitate the public sale or other disposition of all or any of the Scan
Shares by Mivtach;

     (d) The Company shall notify Mivtach upon receipt of confirmation from the
SEC that the Scan Registration Statement has been declared effective.

     (e) The Company shall notify Mivtach, at the time when a prospectus relating to the Scan Shares is required to be delivered under the 1933 Act, as soon as is reasonably practical, of any event as a result of which the prospectus included in the Scan Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading, in view of the circumstances in which they were made; and, at the request of any Mivtach, prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Scan Shares, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading, in view of the circumstances in which they were made, and notify Mivtach on the day of the filing of such supplement or amendment.

     (f) Once the Scan Registration Statement has been declared effective by the
SEC, the Company shall cause all the Scan Shares to be quoted on the Over the
Counter Bulletin Board or any other exchange on which the Company's Ordinary
Shares are listed.

     (g) In the event of the issuance of any stop order suspending the effectiveness of the Scan Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Scan Registration Statement for sale in any jurisdiction, the Company shall notify Mivtach on the day of such issuance, use reasonable efforts to promptly obtain the withdrawal of such order, and notify
Mivtach on the day of such withdrawal, if so ordered.

     2.  REGISTRATION OF NOTE SHARES AND WARRANT SHARES.

     (a) Within ninety (90) days of the conversion by Mivtach of the Note into the Note Shares, in accordance with the terms of the Note, the Company shall file with the SEC a registration statement under the 1933 Act with respect to the registration of the Loan Shares (the "LOAN REGISTRATION STATEMENT" and
together with the Scan Registration Statement, the "REGISTRATION STATEMENTS")
and use its best efforts to keep such registration statement effective until the date on which Mivtach has sold all the Loan Shares covered by the Loan
Registration Statement (the "LOAN REGISTRATION PERIOD").

     (b) The Company shall prepare and file with the SEC such amendments and supplements to the Loan Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Loan Registration Statement effective at all times during the Loan Registration Period.

     (c) The Company shall furnish to Mivtach such number of copies of prospectuses and such other documents as Mivtach may reasonably request, in order

to facilitate the public sale or other disposition of all or any of the Scan
Shares by Mivtach;

     (d) The Company shall notify Mivtach upon receipt of confirmation from the
SEC that the Loan Registration Statement has been declared effective.

     (e) The Company shall notify Mivtach, at the time when a prospectus relating to the Scan Shares is required to be delivered under the 1933 Act, as soon as is reasonably practical, of any event as a result of which the prospectus included in the Loan Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading, in view of the circumstances in which they were made; and, at the request of any Mivtach, prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Scan Shares, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading, in view of the circumstances in which they were made, and notify Mivtach on the day of the filing of such supplement or amendment.

     (f) Once the Loan Registration Statement has been declared effective by the
SEC, the Company shall cause all the Scan Shares to be quoted on the Over the
Counter Bulletin Board or any other exchange on which the Company's Ordinary
Shares are listed.

     (g) In the event of the issuance of any stop order suspending the effectiveness of the Loan Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Loan Registration Statement for sale in any jurisdiction, the Company shall notify Mivtach on the day of such issuance, use reasonable efforts to promptly obtain the withdrawal of such order, and notify
Mivtach on the day of such withdrawal, if so ordered.

     3. EXPENSES. The Company shall bear all expenses in connection with the registration procedures set forth in Sections 1 and 2 above and the registration of the Scan Shares and Loan Shares pursuant to the Registration Statements, other than fees and expenses, if any, of counsel or other advisers to Mivtach or underwriting discounts, brokerage fees and commissions incurred by the Mivtach, if any.

     4. INDEMNITIES. In the event of any registered offering of Ordinary Shares of the Company pursuant to this Agreement:

     (a) The Company will indemnify and hold harmless, to the fullest extent permitted by law, Mivtach, and each person, if any, who controls Mivtach from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which Mivtach or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the final prospectus, as amended

or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse Mivtach and each such controlling person of Mivtach, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by Mivtach or such controlling persons in writing specifically for inclusion therein; provided, further, that the indemnity agreement contained in this subsection 4(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the
Company, which consent shall not be unreasonably withheld.

     (b) Mivtach will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder's consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on
(i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and Mivtach will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by
Mivtach specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i)
the Company and (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the 1933 Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 4(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is

effected without the consent of Mivtach, which consent shall not be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party pursuant to the provisions of Sections 4(a) or 4(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 4(a) or 4(b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 4(a) or 4(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15)
days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     5.  MISCELLANEOUS.

     5.1 ARBITRATION. All disputes arising under this Agreement or in connection with the transactions hereunder shall be resolved between the parties in good faith, however, if these efforts fail the dispute shall be resolved by arbitration by a sole arbitrator. The arbitrator shall be chosen by agreement of the parties hereto. If they fail so to agree within twenty (20) days after a party shall have requested such arbitration, the arbitrator shall be appointed by the Chairman of the Israel Bar. The arbitration proceedings will take place in Tel-Aviv, Israel. The arbitrator shall not be bound by any judicial rules of evidence or procedure but he shall be bound by the substantive law of Israel and he will have to elaborate the grounds of his decision. The arbitral award shall be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award or for an order of enforcement, as the case may be. Subject to the above-mentioned arbitration provisions, the sole jurisdiction for disputes arising under this Agreement shall be vested with the courts of Tel-Aviv, Israel.

     5.2 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assignees, heirs, executors and administrators of the parties hereto.

     5.3 ENTIRE AGREEMENT; NO RIGHTS IN FAVOR OF THIRD PARTY; AMENDMENTS. This
Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof shall supersede all prior agreements and understandings relating thereto. This
Agreement shall not be construed as conferring any rights to any person not a party hereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by the parties hereto.

     5.4 NOTICES. All notices and other communications required or permitted to be given or sent hereunder shall be in writing and shall be deemed to have been sufficiently given or delivered for all purposes if mailed by registered mail, sent by fax or delivered by hand to the following respective addresses until otherwise directed by notice as aforesaid:

         To Mivtach:         Mivtach-Shamir Holdings Ltd.
                             27 Habarzel Street
                             Atidim, Tel-Aviv 69710, Israel
                             Tel: 03-7684949
                             Fax: 03-6442099

         With a copy to:     Daphna Zussman Schnitzer, Adv.
                             Shnitzer, Gotlieb, Sharon & Co.
                             Gibor Sport Bldg 27th floor
                             7 Menachem Begin Street,
                             Ramat Gan 52521, Israel
                             Tel: 03-7549922
                             Fax: 03-7549920

         To the Company:     Elbit Vision Systems Ltd.
                             New Industrial Park
                             P.O.B. 140
                             Yoqneam 20692, Israel
                             Fax:  04-9894733
                             Attention: Chief Executive Officer

         With a copy to:     David Schapiro, Adv.
                             Yigal Arnon & Co.
                             One Azrieli Center (Round Tower)
                             46th Floor

                             Tel Aviv 67021, Israel
                             Fax: 03-6087714
         provided, however, that notice of change of address shall be effective only upon actual receipt.

     All notices sent by registered mail shall be deemed to have been received:
(i) within three (3) business days following the date on which it was deposited postage prepaid in the mail; (ii) within one (1) business day after it was transmitted by fax and confirmation of receipt has been obtained; and (iii) if delivered by hand shall be deemed to have been received at the time of actual receipt.

     5.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring.

     5.6 WAIVER OF DEFAULT. No waiver with respect to any breach or default in the performance of any obligation under the terms of this Agreement shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this
Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement shall be effective only if made in writing and only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by virtue of law or otherwise afforded to any holder, shall be cumulative and not alternative.

     5.7 RIGHTS; SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
The parties hereto shall be obliged to draw up an arrangement in accordance with the meaning and the object of the invalid provision.

     5.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.9 GOVERNING LAW. This Agreement shall be governed exclusively by, and construed solely in accordance with, the laws of the State of Israel, excluding the choice of law rules thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights
Agreement one or more counterparts, as of the date first above-mentioned.

MIVTACH-SHAMIR HOLDINGS LTD.                ELBIT VISION SYSTEMS LTD.

By: Meir Shamir & Limor Avidor              By: Menashe Shochat & Yaky Yanay

Signature:                                  Signature:
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